                                                                    EXHIBIT 10.9

                        [LETTERHEAD OF HANG SENG BANK]


Our Ref: Corporate Banking - Trade Finance

Private & Confidential

Creative Master Limited                              16 July 1998
Unit B 8/F Casey Industrial Building
18-20 Bedford Road
Tai Kok Tsui

Kowloon


Attention: Mr TONG Ka Wing Carl
-------------------------------


Dear Sirs

BANKING FACILITIES

We have recently reviewed the undermentioned facilities (the "Facilities") and are pleased to confirm that the Facilities will continuously be made available to you subject to the same terms and conditions set out in our facility letter to you dated 10 June 1996, a copy of which is enclosed for your reference:

HKD2,000,000.00    For establishment of documentary letters of credit for your account in favour of parties and covering import of goods in the ways acceptable to us and/or acceptance of bills drawn thereunder.

HKD2,000,000.00    Trust receipt facility relating to goods imported and
                   financed under our documentary letters of credit established for your account with overdraft sub-limit up to HKD200,000.00.

All security documents, guarantees and letters of comfort, if any, executed in our favour to secure the Facilities shall remain in full force and effect.

The Facilities shall continue to be subject to our usual review as well as our customary overriding right of repayment on demand and also subject to our right to call for cash cover on demand for prospective and contingent liabilities.

A handling fee shall be payable in respect of the present review and each subsequent annual review of the Facilities. We are authorised to debit the current account maintained by you with us for such handling fee when it becomes payable.

Kindly indicate your acceptance by signing and returning to us the duplicate of this letter within 21 days from date hereof. Upon receipt of your acceptance, we will debit your current account for the handling fee of HKD6,000.00 in respect of the present review.

Our Insurance Agency Department offers a full range of insurance services and will be pleased to quote you competitive rates on fire, marine and other coverages upon your request. Should you require further information, please feel free to contact Mr Jase YIU, Manager, Insurance Agency Department at 2532 0235.

Should you have any queries, please do not hesitate to contact our Mr LAU Chun Man at 2825 3403.

We hope that you will make active use of the Facilities and assure you of our willingness to serve you always.

Yours faithfully


/s/ Howard Lau

Howard Lau
Senior Credit Manager


Encl

/tkf

                                                                               2